UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2007

DynCorp International Inc.

(Exact name of registrant as specified in charter)

Delaware	001-32869	01-0824791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700, Falls Church, Virginia		22042
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (571) 722-0210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

Effective August 8, 2007, the Board of Directors amended Section 2.12 of the Bylaws of DynCorp International Inc. (the “Bylaws”) to provide that “at any time Veritas Capital Management II, L.L.C. does not beneficially own at least 50 percent of the then outstanding Voting Shares, directors may be removed, only with cause, by the affirmative vote of 80 percent of the then outstanding Voting Shares, voting together as a single class.”

The amendment was made to modify the Bylaws to be consistent with the provisions of the Amended and Restated Certificate of Incorporation.  Under the prior Bylaws’ provision, directors could be removed by the affirmative vote of a majority of the then outstanding Voting Shares, as defined in the Bylaws, without reference to voting as a single class.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

The following document is hereby filed as an exhibit to this Current Report on Form 8-K:

3.1           The Amended and Restated Bylaws of DynCorp International Inc., as amended through August 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DynCorp International Inc.

Date:	August 14, 2007	/s/ Michael J. Thorne
Michael J. Thorne
Senior Vice President, Chief Financial Officer and Treasurer